Exhibit 3.1

STATE of DELAWARE
CERTIFICATE of INCORPORATION
A STOCK CORPORATION

•	First: The name of this Corporation is Pensare Technology Group, Inc.
•	Second: Its registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington County of New Castle Zip Code 19801. The registered agent in charge thereof is The Corporation Trust Company.
•	Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
•	Fourth: The amount of the total stock of this corporation is authorized to issue is 10,000 shares (number of authorized shares) with a par value of 1.0000000000 per share.
•	Fifth: The name and mailing address of the incorporator are as follows:

Name Darrell Mays
Mailing Address	1720 Peachtree Street, Ste 629
Atlanta, GA Zip Code 30309

•	I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 25th day of March, AD. 2016.

BY: /s/ Darrell Mays (Incorporator)
NAME: Darrell Mays (type or print)

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

PENSARE TECHNOLOGY GROUP, INC.

Adopted in accordance with the provisions of

Section 241 of the General Corporation Law

of the State of Delaware.

The undersigned Sole Incorporator of Pensare Technology Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on April 7, 2016.

SECOND: The original Certificate of Incorporation is hereby amended by deleting Article Fourth in its entirety and substituting therefor the following:

“FOURTH: The aggregate number of shares of all classes of shares of capital stock that the Corporation shall have authority to issue shall be 10,000 shares of common stock, par value $.001 per share.”

THIRD: The Corporation has not received any payment for any of its stock. The foregoing amendment has been duly adopted by the Sole Incorporator of the Corporation in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have signed this Certificate of Amendment as of this 10th day of May, 2016.

/s/ Darrell J. Mays

Darrell J. Mays

Sole Incorporator

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

PENSARE TECHNOLOGY GROUP, INC.

Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, Pensare Technology Group, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

FIRST. The name of this corporation is Pensare Technology Group, Inc. (the “Corporation”).

SECOND. The Certificate of Incorporation of the Corporation is hereby amended by striking the FIRST article in its entirety and inserting in lieu thereof the following:

FIRST. The name of this corporation is Pensare Acquisition Corp.

THIRD. This amendment to the Certificate of Incorporation was adopted and declared advisable by written consent of the sole director as of December 16, 2016 pursuant to Section 141 of the General Corporation Law of the State of Delaware. In the same written consent, it was directed that the amendment be submitted to a vote of the sole stockholder.

FOURTH. This amendment to the Certificate of Incorporation was adopted by written consent of the sole stockholder as of December 19, 2016 pursuant to Section 228 of the General Corporation Law of the State of Delaware.

The undersigned, being the President of Pensare Technology Group, Inc., has executed this Certificate of Amendment on behalf of the Corporation and hereby acknowledges the foregoing amendment to be the corporate act of the Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth herein are true in all material respects under the penalty of perjury.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 19th day of December, 2016.

/s/ Darrell J. Mays
Darrell J. Mays / President

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

PENSARE ACQUISITION CORP.

Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, Pensare Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

FIRST. The name of this corporation is Pensare Acquisition Corp. (the “Corporation”).

SECOND. The Certificate of Incorporation of the Corporation is hereby amended by striking the FOURTH article in its entirety and inserting in lieu thereof the following:

“FOURTH: The aggregate number of shares of all classes of capital stock that the Corporation shall have authority to issue shall be 10,000,000 shares of common stock, par value $0.001 per share.”

THIRD. This amendment to the Certificate of Incorporation was adopted and declared advisable by written consent of the sole director as of May 11, 2017 pursuant to Section 141 of the General Corporation Law of the State of Delaware. In the same written consent, it was directed that the amendment be submitted to a vote of the sole stockholder.

FOURTH. This amendment to the Certificate of Incorporation was adopted by written consent of the sole stockholder as of May 11, 2017 pursuant to Section 228 of the General Corporation Law of the State of Delaware.

The undersigned, being the President of Pensare Acquisition Corp., has executed this Certificate of Amendment on behalf of the Corporation and hereby acknowledges the foregoing amendment to be the corporate act of the Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth herein are true in all material respects under the penalty of perjury.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 11 day of May, 2017.

/s/ Darrell J. Mays
Darrell J. Mays / President